EMPLOYMENT AGREEMENT

     AGREEMENT, made and entered into as of the 2nd day of November, 1995 by and between Melville Corporation, a New York corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Mr. Harvey Rosenthal (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to employ the Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1. Definitions.

     (a) "Base Salary" shall have the meaning set forth in Section 4 below.

     (b) "Board" shall have the meaning set forth in Section 4 below.

     (c) "Cause" shall have the meaning set forth in Section 10(b) below.

     (d) "Confidential Information" shall have the meaning set forth in Section 11 below.

     (e) "Constructive Termination Without Cause" shall have the meaning set forth in Section 10(c) below.

     (f) "Effective Date" shall have the meaning set forth in Section 2 below.

     (g) "ICP" shall have the meaning set forth in Section 7 below.

     (h)  "Non-renewal  Severance  Period"  shall have the  meaning set forth in
Section 10(d) below.

     (i)  "Original  Term of  Employment"  shall have the  meaning  set forth in
Section 2 below.

     (j) "MIP" shall have the meaning set forth in Section 5 below.

     (k) "Renewal Term" shall have the meaning set forth in Section 2 below.

     (l) "Restriction Period" shall have the meaning set forth in Section 12 below.

     (m) "SERP I" shall have the meaning set forth in Section 7 below.

     (n) "Severance Period" shall have the meaning set forth in Section 10(c)(ii) below.

     (o) "Subsidiary" shall have the meaning set forth in Section 11 below.

     (p) "Term of Employment" shall have the meaning set forth in Section 2 below.

     (q) "Termination Without Cause" shall have the meaning set forth in Section 10 (c) below.

     2. Term of Employment.

     (a) The term of the Executive's employment under this Agreement shall commence immediately upon the execution of this Agreement (the "Effective Date") and end on the third anniversary of such date (the "Original Term of Employment"). The Original Term of Employment shall be automatically renewed for successive one-year terms (the "Renewal Terms") unless at least 180 days prior to the expiration of the Original Term of Employment or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term of Employment. "Term of Employment" shall mean the Original Term of Employment and all Renewal Terms.

     (b) In the event that this Agreement is not renewed because the Company has given the 180-day notice prescribed in the preceding paragraph on or before the expiration of the Original Term of Employment or any Renewal Term, such non-renewal shall be treated as a termination following non-renewal pursuant to
Section 10 (d) below.

     (c) Notwithstanding anything in this Agreement to the contrary, at least one year prior to the expiration of the Original Term of Employment, the Parties shall meet to discuss this Agreement and may agree in writing to modify any of the terms of this Agreement.

     3. Position, Duties and Responsibilities.

     (a) Commencing on the Effective Date, the Executive is currently employed as the President and Chief Operating Officer of the Company and shall report to the Chairman of the Board, and will continue to be employed as a senior executive of the Company, reporting to the Chairman of the Board for the remainder of the Term of Employment, unless the Parties otherwise agree.

     (b) Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

     4. Base Salary.

     The Executive shall be paid an annualized salary, payable in accordance with the regular payroll practices of the Company, of not less than $800,000, subject to annual review for increase at the discretion of the Compensation Committee of the Board.

     5. Annual Incentive Awards.

     The Executive shall participate in the Company's Profit Incentive Plan ("MIP") with a target bonus opportunity of no less than 50% of Base Salary or in a successor plan to MIP with an equivalent opportunity. Payment of annual incentive awards shall be made at the same time that other senior-level executives receive their incentive awards.

     6. Long-Term Stock Incentive Programs.

     (a) General. The Executive shall be eligible to participate in and to receive stock incentive awards under the current long-term stock incentive programs of the Company and any successor programs.

     (b) Stock Option Award. As part of the award approved by the Compensation Committee of the Board on April 11, 1995, the Company has granted the Executive an option pursuant to the terms and conditions set forth in the attached Exhibit A to purchase

350,000 shares of common stock of the Company at an exercise price equal to the fair market value of the shares on the date of grant, contingent on the execution of this Agreement.

     7. Employee Benefit Programs.

     (a) General Benefits. During the Term of Employment, the Executive shall be entitled to participate in such employee pension and welfare benefit plans and programs of the Company as are made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, Future Fund, health, medical, dental, salary continuation program, long-term disability, travel accident and life insurance plans. In addition, the Executive shall be entitled to 4 weeks of paid vacation per year.

     (b) Designated Benefits. During the Term of Employment, the Executive shall be entitled to participate in the Income Continuation Policy for Select Senior Executives of the Company ("ICP") (which provides benefits to the Executive in the event of a change in control of the Company), the Deferred Compensation Plan and the Supplemental Retirement Plan I for Select Senior Management of the Company ("SERP I"). For the purposes of SERP I, the Executive's SERP Incentive Target shall be 50% of Base Salary. In addition, during the Term of Employment, the Company shall, effective 1996, provide the Executive, in accordance with the terms adopted by the Company, with personal financial and tax planning.

     8. Disability.

     (a) During the Term of Employment, as well as during the Severance Period, the Executive shall be entitled to disability coverage as described in this
Section 8(a). In the event the Executive becomes disabled, as that term is defined under the Company's Long-Term Disability Plan, the Executive shall be entitled to receive, in place of his Base Salary, an amount equal to 60% of his Base Salary, at the annual rate in effect at the commencement date of his Company long-term disability benefit ("Commencement Date") for a period beginning on the Commencement Date and ending with the earlier to occur of (A) the Executive's attainment of age 65 or (B) the Executive's commencement of benefits under SERP I upon his election to receive such benefits. If, when the Executive ceases to be disabled, his position is then vacant and the Company requests in writing that he resume such position, he may elect to resume such position by written notice to the Company within 15 days after the Company delivers its request. If he resumes such position, he shall thereafter be entitled to his Base Salary at the annual rate in effect at the Commencement Date and, for the year he resumes his position, a pro rata annual incentive award. If he ceases to be disabled and does not resume his position in accordance with the preceding sentence, he shall be treated as if he voluntarily terminated his employment pursuant to Section 10 (e) as of the date the Executive ceases to be disabled. If the Executive is not offered a position after he ceases to be disabled, he shall be treated as if his employment was terminated Without Cause pursuant to Section 10(c) as of the date the Executive ceases to be disabled.

     (b) The Executive shall be entitled to a pro rata annual incentive award for the year in which the Commencement Date occurs based on 50% of Base Salary paid to him during such year prior to the Commencement Date, payable in a lump sum promptly after the Commencement Date. The Executive shall not be entitled to any annual incentive award with respect to the period following the Commencement Date.

     (c) During the period the Executive is receiving disability benefits pursuant to Section 8(a) above, he shall continue to be treated as an employee for purposes of all employee benefits and entitlements in which he was participating on the Commencement Date, including without limitation, the benefits and entitlements referred to in Sections 6, 7(a) and 7(b) above, except that the Executive shall not be entitled to receive any annual salary increases or any new stock incentive awards following the Commencement Date.

     9. Reimbursement of Business and Other Expenses; Perquisites.

     (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection therewith, subject to documentation in accordance with the Company's policy.

     (b) The Company shall pay all reasonable legal expenses up to $10,000 incurred by the Executive in connection with the negotiation of this Agreement.

     (c) The Executive will be provided with a leased automobile and driver.

     10. Termination of Employment.

     (a) Termination Due to Death. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

          (i) Base Salary through the date of death;

          (ii) pro rata annual incentive award for the year in which the Executive's death occurs based on 50% of Base Salary for such year, payable in a lump sum promptly after his death;

          (iii) lapse of all restrictions on any restricted stock award (including any performance-based restricted stock) outstanding at the time of his death;

          (iv) Company common stock, issued without restrictions, equal to any outstanding award of contingent shares as of the date of death;

          (v) the right to exercise any stock option vested at the time of his death for a period of one year following death or for the remainder of the exercise period, if less;

          (vi) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid);

          (vii) in the event that the Executive's death occurs before he has met the age and service requirements of SERP I, the Company will provide his spouse with an annuity pursuant to Section 3.03 of SERP I as if he had met such age and service requirements at the time of his death;

          (viii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8 or 9 above; and

          (ix) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company including but not limited to SERP I.

     (b) Termination by the Company for Cause.

          (i) "Cause" shall mean:

               (A) the Executive is convicted of a felony involving moral turpitude; or

               (B) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the financial condition or reputation of the Company.

          (ii) A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. The Executive shall be given written notice by the Company of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within three months of the Company's learning of such act or acts or failure or failures to act. The Executive shall have 10 days after the date that such written notice has been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Compensation Committee of the Board at which the Executive is entitled to appear. Such hearing shall be held within 15 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Company of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause. Such hearing shall not limit any other review as set forth in this Agreement on a de novo basis.

          (iii) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to:

               (A) Base Salary through the date of the termination of his employment for Cause;

               (B) any incentive awards earned as of December 31 of the prior year (but not yet paid);

               (C) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8 or 9 above; and

               (D) other or additional benefits then due or earned in accordance with applicable plans or programs of the Company including but not limited to SERP I.

     (c) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined below), the Executive shall be entitled to and his sole remedies under this Agreement shall be:

          (i) Base Salary through the date of termination of the Executive's employment;

          (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for a period of 24 months following such termination (the "Severance Period"); provided that the salary continuation payment under this Section 10(c)(ii) shall be in lieu of any salary continuation arrangements under any other severance program of the Company or any other agreement between the Executive and the Company other than the ICP;

          (iii)  pro  rata  annual   incentive  award  for  the  year  in  which
termination occurs based on 50% of Base Salary, payable in a lump sum promptly following termination;

          (iv) an amount equal to 50% of Base Salary multiplied by two, payable in equal monthly payments over the Severance Period;

          (v) lapse of all restrictions on any restricted stock award (including any performance-based restricted stock) outstanding at the time of such termination of employment;

          (vi) Company common stock, issued without restrictions, equal to any outstanding award of contingent shares as of the date of termination;

          (vii) the right to exercise any stock option held by the Executive at the date of his termination (with any option not yet exercisable becoming vested during the Severance Period in accordance with its original schedule, provided that any option held by the Executive on the date of this Agreement shall become fully vested on the last day of the Severance Period), such option to remain exercisable during the Severance Period and for 90 days thereafter or for the remainder of the exercise period if less, provided, however, that options granted pursuant to the Company's 1987 Stock Option Plan shall in no event be exercisable after three years following termination and provided further that the Executive shall not be entitled to receive any additional stock incentive awards during the Severance Period;

          (viii) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid);

          (ix) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8 or 9 above;

          (x) in the event that his  Termination  Without Cause or  Constructive
Termination Without Cause occurs before the Executive has met the age and service requirements of SERP I, the Company will provide the Executive at age 55 with an Annual Benefit under SERP I equal to 25% of Compensation (as such terms are defined in SERP I);

          (xi) continued participation in all medical, dental, health and life insurance plans and in other employee benefit plans or programs (but excluding SERP I and Future Fund) at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

               (A) the end of the Severance Period; or

               (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

provided that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(xi) of this Section 10(c), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (xi) of this Section 10(c), (y) such cost shall be deemed to be the lowest reasonable cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such amounts shall be made quarterly in advance; and

          (xii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company, including but not limited to SERP I.

          "Termination Without Cause" shall mean the Executive's employment is terminated by the Company for any reason other than cause (as defined in Section 10 (b)) or due to death.

          "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in this Section 10(c) following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

               (A) a reduction in the Executive's then current Base Salary or his target bonus opportunity under MIP or any successor plan;

               (B) the Executive is employed at a location other than the Company's principal place of business;

               (C) a "Benefit Event" as defined in paragraph 4 or 5 of Section 4.02(a) of the ICP, unless within 15 days of such event the Company obtains the written agreement of any person or entity to which the assets or business involved in such Benefit Event are transferred to perform all the obligations of this Agreement, or such person or entity is otherwise bound by operation of law to perform all the obligations of this Agreement.

               (D) reporting to other than the Chairman of the Board,

               (E) any other material breach by the Company that it does not cure within 30 days

     Nothing in this Agreement is intended to terminate any right of the Executive under the ICP or to provide the Executive with the same benefit or payment twice--both under the ICP and under this Agreement. The intent is that the Executive receive the better of the amounts, benefits and rights on a type-of-payment and type-of-benefit basis and that payments will be made upon the earlier of the respective payment dates under the ICP and this Agreement. Accordingly, without limiting the forgoing, notwithstanding the provisions of this Section 10(c), in the event that the Executive receives a payment under
Section 4.01(b) of the ICP, the amounts due under Sections 10(c)(ii) and (iv) above shall be reduced by the amount of such payment, such reduction to be effected by eliminating installments due under Sections 10(c)(ii) and (iv) above in reverse order. Notwithstanding the elimination of such installments, the Severance Period shall continue to be 24 months. In the event Executive's title is changed during the Term of this Agreement, Executive will not receive under the ICP in the event the ICP becomes applicable, less than a single sum payment equal to three (3) times his annual Base Salary plus annual incentive award as set forth in Section 4.01(b) of the ICP. Such payment will be subject to reduction as set forth above.

     (d) Termination following Non-renewal. In the event that the Company notifies the Executive in writing at least 180 days prior to the expiration of the Original Term of Employment or any Renewal Term that it is electing to terminate this Agreement at the expiration of the then current Term of Employment and the Executive's employment terminates upon such expiration, at the Company's initiative, the Executive shall be entitled to:

          (i) Base Salary through the date of termination of the Executive's employment;

          (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment, for a period of 24 months following such termination (the "Non-renewal Severance Period"); provided that the salary continuation payment under this Section 10(d) (ii) shall be in lieu of any salary continuation arrangements under any other severance program of the Company or any other agreement between the Executive and the Company;

          (iii)  pro  rata  annual   incentive  award  for  the  year  in  which
termination occurs based on 50% of Base Salary, payable in a lump sum promptly following termination;

          (iv) the right to exercise any stock option held by the Executive at the date of his termination to the extent vested at such date during the Non-renewal Severance Period and for 90 days thereafter or for the remainder of the exercise period if less, provided, however, that the Executive shall not be entitled to receive any additional stock incentive awards during the Non-renewal Severance Period;

          (v) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid);

          (vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8 or 9 above;

          (vii) continued participation in all medical and dental plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

               (A) the end of the Non-renewal Severance Period; or

               (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

provided that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(vii) of this Section 10(d), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (vii) of this Section 10 (d), (y) such cost shall be deemed to be the lowest reasonable cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such amounts shall be made quarterly in advance; and

          (viii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company, including but not limited to SERP I.

     (e) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative, other than a termination due to death, a Constructive Termination Without Cause, or agreed upon retirement pursuant to
Section 10 (f) or 10 (g) below,  or a non-renewal  by the Executive  pursuant to
Section 2(a),  the  Executive  shall have the same  entitlements  as provided in
Section 10(b)(iii) above for a Termination for Cause, provided that at the Company's election, furnished in writing to the Executive within 30 days following such notice of termination, the Company shall in addition pay the Executive 50% of his Base Salary for a period of 18 months following such termination in exchange for the Executive not to engage in competition with the Company or any Subsidiary as set forth in Section 12(a) below. A voluntary termination under this Section 10(e) shall be effective upon 30 days prior written notice to the Company or such shorter period as may be determined by the Company and shall not be deemed a breach of this Agreement.

     (f) Agreed Upon Retirement In First Two Years. In the event the Executive decides to retire within the first two years of the Term of Employment and the Company approves such decision in writing, which approval after the first year shall not be unreasonably withheld, the Executive shall be entitled to:

          (i) Base Salary through the date of termination of the Executive's employment;

          (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment, for a period of 12 months following such termination (the "Agreed Upon Retirement Severance Period"); provided that the salary continuation payment under this Section 10(f) (ii) shall be in lieu of any salary continuation arrangements under any other severance program of the Company or any other agreement between the Executive and the Company;

          (iii)  pro  rata  annual   incentive  award  for  the  year  in  which
termination occurs based on 50% of Base Salary, payable in a lump sum promptly following termination;

          (iv) continued vesting and exercisability of stock options as provided in Section 10 (h) below;

          (v) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid);

          (vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8 or 9 above;

          (vii) in the event that his agreed upon retirement occurs before the Executive has met the age and service requirements of SERP I, the Company will provide the Executive at age 55, with an Annual Benefit equal to 25% of Compensation (as such terms are defined in SERP I);

          (viii) continued participation in all medical and dental plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

               (A) the end of the Agreed Upon Retirement Severance Period; or

               (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

provided that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(viii) of this Section 10(f), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (viii) of this Section 10 (f), (y) such cost shall be deemed to be the lowest reasonable cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such amounts shall be made quarterly in advance; and

          (ix) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company, including but not limited to SERP I.

     (g) Agreed Upon Retirement In Third Year. In the event the Executive decides to retire in the third year of the Term of Employment and the Company approves such decision in writing, which approval shall not be unreasonably withheld, the Executive shall have the same entitlements as provided in Section 10(b) (iii) above for Termination For Cause and in addition, shall be entitled to the following which shall be in lieu of any salary continuation arrangements under any other severance program of the Company or any other agreement between the Executive and the Company:

          (i) continued vesting and exercisability of stock options as provided in Section 10 (h) below; and

          (ii) the Company will provide the Executive with an Annual Benefit under SERP I at age 55 or at his retirement, whichever is later, equal to at least 30% of Compensation (as such terms are defined in SERP I) whether or not he has met the age and service requirements of SERP I at the time of his retirement.

     (h) Retirement. Notwithstanding anything to the contrary in this Section 10, in the event of any termination of employment under this Section 10, other than a termination for Cause, after the Executive becomes eligible to be classified as a Retiree under SERP I, or his termination constitutes an agreed upon retirement pursuant to Section 10 (f) or 10 (g), subject to approval of the Compensation Committee of the Board, any stock option held by the Executive at the time of such termination shall continue to vest in accordance with its original schedule for a period of four years following such termination and, to the extent so vested, shall remain exercisable during such four-year period or for the remainder of the exercise period, if less, provided, however, that options granted pursuant to the Company's 1987 Stock Option Plan shall in no event be exercisable after three years following termination.

     (i) No Mitigation; No Offset. In the event of any termination of employment under this Section 10, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

     (j) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

     (k) Exclusivity of Severance Payments. Upon termination of the Executive's employment during the Term of Employment, he shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in this Section 10.

     11. Confidentiality.

     (a) During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential or make use of any Confidential Information, except when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

     (b) During the Term of Employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

     (c) "Confidential Information" shall mean all information that is not known or available to the public concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 11(a) above.

     (d)  "Subsidiary"  shall  mean  any  corporation   controlled  directly  or
indirectly by the Company and any affiliate of the Company.

     12. Non-competition.

     (a) During the Restriction Period (as defined in Section 12(b) below), the Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company or except in connection with the Executive's permitted employment, compensatory stock options or grants in any entity) or otherwise. A "Competitor" shall mean (i) Walgreens, Thrifty, PayLess, Eckerd, American Drug Stores, Rite Aid, Revco, Longs Drug Stores, Shoppers Drug Mart, Phar-Mor, Thrift Drug and (ii) the portion of any other corporation or other entity or start-up corporation or entity that is engaged in the Chain Drug Business within fifty (50) miles of any Chain Drug Business outlet in the United States of the Company or any Subsidiary, provided that a corporation or entity described in clause (ii) above shall not be deemed to be a Competitor if the Executive shall not either directly or indirectly oversee or manage the activities of such corporation or entity's division or unit engaged in the Chain Drug Business. All determinations shall be made at the time of the activity by the Executive provided, if the Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, shareholder or acquires stock in any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, shareholder by the entity or acquires the stock of such entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated at the time the Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, shareholder or acquired stock (and the contemplation of such activities was known to the Executive) or (y) the Executive commences directly or indirectly overseeing or managing the activities which are competitive with the activities of the Company or Subsidiary. The Executive shall not be deemed indirectly overseeing or managing the activities which are competitive with the activities of the Company or Subsidiary so long as he does not participate in discussions with regard to the competing business.

     For purposes of the foregoing, "Chain Drug Business" shall mean a group of four or more stores which either (x) fills prescriptions or (y) primarily sells health and beauty aids.

     (b) For the purposes of this Section 12 and Section 13 below, "Restriction Period" shall mean the period beginning with the Effective Date and ending with

          (i) in the case of a termination of the Executive's employment without Cause or a Constructive Termination Without Cause, the end of the Severance Period;

          (ii) in the case of a termination of the Executive's employment for Cause, the first anniversary of such termination;

          (iii) in the case of a termination of the Executive's employment upon the expiration of the Original Term of Employment or any Renewal Term that results in the commencement of the Non-renewal Severance Period pursuant to
Section 10(d) above, the end of the Non-renewal Severance Period;

          (iv) in the case of a voluntary termination of the Executive's employment pursuant to Section 10(e) above followed by the Company's election to pay the Executive such 50% of Base Salary, as provided in Section 10 (e) above, the end of the 18-month period following such termination; or

          (v) in the case of a voluntary termination of the Executive's employment pursuant to Section 10 (e) above which is not followed by the Company's election to pay the Executive such 50% of Base Salary, the date of such termination.

          (vi) in the case of agreed upon retirement of the Executive's employment during the Term of Employment pursuant to Section 10(f) and (g) above, the remainder of the Term of Employment.

     13. Non-solicitation of Employees.

     During the portion of the Restriction Period following the termination of the Executive's employment, the Executive shall not induce employees of the Company with the exception of Executive's Administrative Assistant, or any Subsidiary to terminate their employment. During the portion of the Restriction Period following the termination of the Executive's employment, the Executive shall not directly or indirectly hire any employee of the Company with the exception of Executive's Administrative Assistant, or any Subsidiary or any person who was employed by the Company within 180 days of such hiring.

     14. Remedies.

     In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contained in
Section 11, 12 or 13 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and (b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company.

     15. Resolution of Disputes.

     Any disputes arising under or in connection with this Agreement, other than seeking injunctive relief under Section 14, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Section 11, 12 and 13 above shall be submitted to the federal or state courts in the State of New York. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the arbitration or litigation, including, without limitation, attorneys' fees. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due the Executive under this Agreement.

     16. Indemnification.

     (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of New York, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The

Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

     (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 16(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

     (c) The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

     17. Effect of Agreement on Other Benefits.

     Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

     18. Assignability; Binding Nature.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 24 below.

     19. Representation.

     The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

     20. Entire Agreement.

     This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. This Agreement is not intended to supersede the letter dated February 4, 1994, (providing for 24 months of severance in the event the Executive is terminated other than for cause as defined in this letter), in the event the Agreement has expired and the Executive has not retired pursuant to Section 10(f), 10(g) or 10(h) or his employment has otherwise terminated prior to such expiration.

     21. Amendment or Waiver.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     22. Severability.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     23. Survivorship.

     The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     24. Beneficiaries/References.

     The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     25. Governing Law/Jurisdiction.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws.

     26. Notices.

     Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:



If to the Company:        Melville Corporation
                          One Theall Road
                          Rye, New York 10580

Attention:                Chairman

If to the Executive:      Mr. Harvey Rosenthal
                          26 Round Hill Road
                          Greenwich, Connecticut 06831

                             and

                          Michael Sirkin, Esq.
                          Proskauer Rose Goetz & Mendelsohn
                          1585 Broadway
                          New York, New York 10036-8299

     27. Headings.

     The  headings  of  the  sections   contained  in  this  Agreement  are  for
convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     28. Counterparts.

     This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                              Melville Corporation





                              By:   /s/ Stanley P. Goldstein
                                 ----------------------------------
                                        Stanley P. Goldstein




                                    /s/ Harvey Rosenthal
                                 ----------------------------------
                                    Mr. Harvey Rosenthal